UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 16, 2019

VERSO CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-34056	75-3217389
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
8540 Gander Creek Drive Miamisburg, Ohio 45342
(Address of principal executive offices, including zip code)

(877) 855-7243

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	VRS	New York Stock Exchange
Rights to Purchase Series A Junior Participating Preferred Stock, par value $0.01 per share	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

On December 16, 2019, Verso Corporation (the “Company” or “Verso”) issued a press release announcing the nomination of Paula H. J. Cholmondeley for election to the board of directors of the Company (the “Board”) at Verso’s 2019 annual meeting of stockholders (the “Annual Meeting”) to be held on January 21, 2020. A copy of the press release is attached hereto as Exhibit 99.1.

Additional Information and Where to Find It

In connection with the solicitation of proxies concerning the matters to be considered at the Annual Meeting, the Company has filed a preliminary proxy statement and WHITE proxy card, as well as other materials, with the Securities and Exchange Commission (“SEC”), and, in connection with the solicitation of proxies concerning the proposed sale transaction to be considered at a special meeting of stockholders (the “Special Meeting”), the Company has filed a preliminary proxy statement, proxy card, and other materials with the SEC. WE URGE INVESTORS TO READ EACH PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE ACCOMPANYING PROXY CARDS, AND ANY OTHER MATERIALS FILED WITH THE SEC CAREFULLY AS THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING AND SPECIAL MEETING. Investors may obtain copies of these documents free of charge at the SEC’s website (www.sec.gov) and from the Company.

Participants in the Solicitation

The Company, its directors, executive officers and other persons related to the Company may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the matters to be considered at the Annual Meeting and the Special Meeting. Information about the directors and executive officers of the Company and their ownership of Company common stock will be set forth in each of the proxy statement for the Annual Meeting and the proxy statement for the Special Meeting. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will also be in each of the proxy statement for the Annual Meeting and the proxy statement for the Special Meeting and other relevant materials to be filed with the SEC when such materials become available.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit

99.1	Press release issued by Verso Corporation on December 16, 2019

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Verso Corporation

Date: December 16, 2019	By:	/s/ Allen J. Campbell
Allen J. Campbell
Senior Vice President and Chief Financial Officer

Exhibit 99.1

Verso Announces Nomination of Paula H. J. Cholmondeley

MIAMISBURG, Ohio – Dec. 16, 2019 – Verso Corporation (NYSE: VRS) (“Verso” or the “Company”) today announced that the Board has nominated Paula H. J. Cholmondeley, and Ms. Cholmondeley has agreed to be nominated, as a director at the 2019 annual meeting of stockholders to be held on January 21, 2020 (the “Annual Meeting”).

Verso has taken significant steps to refresh and diversify its Board of Directors to include a mix of industry and executive experience as well as a range of additional relevant expertise in, among other areas, finance, public company operations, manufacturing and distribution. With Ms. Cholmondeley’s nomination, four of six independent directors have been nominated for election at the Annual Meeting in the last six weeks, and following their election at the Annual Meeting, five of seven directors will have joined the Board in less than one year. Although the formal nominations have occurred in a short span of time, they reflect the culmination of an extended, careful and thorough search process, with the assistance of leading executive search firms, that the Board has actively pursued over the course of the year. With the election of Ms. Cholmondeley and our recent nominees, the Board will have over 150 years of collective paper industry experience and a majority of our Board will comprise highly experienced experts in the paper and manufacturing industries.

Ms. Cholmondeley was nominated by the Board’s Corporate Governance and Nominating Committee (the “Nominating Committee”) based upon her impressive array of executive leadership roles, particularly in the paper and industrial manufacturing industries. Ms. Cholmondeley has served as a director for Terex Corporation, an international industrial products company, since 2004, as well as a director of the Bank of the Ozarks since 2016 and as an independent trustee of Nationwide Mutual Funds since 2000. She has held multiple other directorships, including for KapStone Paper and Packaging from 2016 to 2018, for DENTSPLY International from 2002 to 2016, for Minerals Technologies from 2004 to 2014, for Albany International from 2005 to 2013, and Ultralife Corporation from 2004 to 2010. From 2004 to present, she has been the principal of The Sorrel Group, a consulting firm founded by Ms. Cholmondeley specializing in customized corporate governance education for first time members of boards of directors. From 2000 to 2003, Ms. Cholmondeley was Vice President and General Manager of the Specialty Products division of Sappi Fine Paper, North America. Ms. Cholmondeley has also held other senior management and finance roles throughout her career, including during her six years of service at International Paper. Ms. Cholmondeley is a (non-practicing) CPA and is a part-time faculty member for the National Association of Corporate Directors.

In the non-profit arena, her board experience includes the American Institute of CPAs; Gifts-in-Kind, the largest product-giving charity in the United States; the Executive Leadership Council; and the National Association of Black Accountants. Ms. Cholmondeley is on the advisory board for Trewstar, a recruiting firm whose focus is on women directors. She is also the chair of the corporate board initiative for the Executive Leader Council.

Steven Scheiwe, an independent director of the Board, stated, “Ms. Cholmondeley is an outstanding and highly qualified nominee for election to the Board. She has a proven track record of delivering results as an executive leader of complex organizations and brings deep experience across relevant industries, including manufacturing. In her current role as a governance advisor, she will bring a strong emphasis on sound corporate governance practices, strategic planning and executive oversight to the Verso Board to advance our commitment to delivering value to stockholders.”

About Verso

Verso Corporation is the turn-to company for those looking to successfully navigate the complexities of paper sourcing and performance. A leading North American producer of specialty and graphic papers, packaging and pulp, Verso provides insightful solutions that help drive improved customer efficiency, productivity, brand awareness and business results. Verso’s long-standing reputation for quality and reliability is directly tied to our vision to be a company with passion that is respected and trusted by all. Verso’s passion is rooted in ethical business practices that demand safe workplaces for our employees and sustainable wood sourcing for our products. This passion, combined with our flexible manufacturing capabilities and an unmatched commitment to product performance, delivery and service, make Verso a preferred choice among commercial printers, paper merchants and brokers, converters, publishers and other end users. For more information, visit us online at versoco.com.

Forward-Looking Statements

In this press release, all statements that are not purely historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or “Securities Act,” and Section 21E of the Securities Exchange Act of 1934, as amended, or “Exchange Act.” Forward-looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “plan,” “estimate,” “intend” and other similar expressions. They include, for example, statements relating to our business and operating outlook; assessment of market conditions; and the growth potential of the industry in which we operate. Forward-looking statements are based on currently available business, economic, financial and other information and reflect management’s current beliefs, expectations and views with respect to future developments and their potential effects on us. Actual results could vary materially depending on risks and uncertainties that may affect us and our business. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the long-term structural decline and general softening of demand facing the paper industry; our exploration of strategic alternatives, including the possible sale or merger of our entire company or a material portion of our business and our ability to consummate any such strategic transactions, including the proposed sale of Verso’s Androscoggin Mill and Stevens Point Mill; the risk that the purchase agreement for the sale transaction would limit our ability to pursue other strategic alternatives to the sale transaction; the risk that the purchase agreement for the sale transaction might expose us to contingent liabilities; risks related to our ability to obtain stockholder approval for the sale transaction; the risk that the pending sale transaction could create unknown impacts on our future prospects; the risk that the amount of net proceeds that we would receive from the sale transaction is subject to uncertainties; the risk that stockholders are not guaranteed to receive any of the proceeds from the sale transaction; the risk that management could spend or invest the net proceeds from the sale transaction in ways against stockholders’ wishes; the risk that some of our executive officers might have interests in the sale transaction that might be in addition to, or different from, stockholders’ interests; the risk that our business following the sale transaction would be reduced and less diversified; the risk that we would be unable to compete with respect to certain specialty paper products for two years after the closing of the sale transaction; the risk that we may be unable to obtain governmental and regulatory approvals required for the sale transaction, or required governmental and regulatory approvals may delay the transaction or result in the imposition of conditions that could cause the parties to abandon the sale transaction; the risk that an event, change or other circumstances could give rise to the termination of the sale transaction; the risk that failure to consummate the sale transaction might materially and adversely affect our business, financial condition and results of operation; the risk that a condition to closing of the sale transaction may not be satisfied; the risk that we would be required to pay a termination fee or expense reimbursement if the purchase agreement for the sale transaction is terminated under specified circumstances, which might discourage third parties from submitting an alternative proposal; the timing to consummate the sale transaction; the risk that any announcement relating to the sale transaction could have adverse effects on the market price of Verso’s common stock; the risk of litigation related to the sale transaction; the risk of disruption from the sale transaction making it more difficult to maintain relationships with customers, employees or suppliers; the diversion of management time on transaction-related issues; our adoption of a limited duration stockholder rights plan and its ability to delay or discourage a merger, tender offer or change of control; negative effects of a proxy contest and the actions of activist stockholders; developments in alternative media, which have and are expected to continue to adversely affect the demand for some of our key products, and the effectiveness of our responses to these developments; intense competition in the paper manufacturing industry; our dependence on a small number of customers for a significant portion of our business; any additional closure and other restructuring costs; our limited ability to control the pricing of our products or pass through increases in our costs to our customers; changes in the costs of raw materials and purchased energy; negative publicity, even if unjustified; any failure to comply with environmental or other laws or regulations, even if inadvertent; legal proceedings or disputes; any labor disputes; the Company’s ability to continue to execute and implement its strategic plan; the Company’s initiatives to improve its financial and operational performance and increase its growth and profitability; the Company’s future operational and financial performance, the effect that the election of ABW’s nominees to the Company’s board of directors will have on the Company’s execution of its long-term plan and long-term stockholder value; the future effect of the Company’s strategic plan on its probability, growth and stockholder return; and the potential risks and uncertainties described in Part I, Item 1A, “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2018, as amended, Part I, Item 2, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Part II, Item 1A, “Risk Factors” of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, as such disclosures may be amended, supplemented or superseded from time to time by other reports we file with the Securities and Exchange Commission (the “SEC”), including subsequent annual reports on Form 10-K and quarterly reports on Form 10-Q. We assume no obligation to update any forward-looking statement made in this press release to reflect subsequent events or circumstances or actual outcomes.

Additional Information and Where to Find It

In connection with the solicitation of proxies concerning the matters to be considered at the Annual Meeting, the Company has filed a preliminary proxy statement and WHITE proxy card, as well as other materials, with the SEC, and, in connection with the solicitation of proxies concerning the proposed sale transaction to be considered at a special meeting of stockholders (the “Special Meeting”), the Company has filed a preliminary proxy statement, proxy card, and other materials with the SEC. WE URGE INVESTORS TO READ EACH PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE ACCOMPANYING PROXY CARDS, AND ANY OTHER MATERIALS FILED WITH THE SEC CAREFULLY AS THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING AND SPECIAL MEETING. Investors may obtain copies of these documents free of charge at the SEC’s website (www.sec.gov) and from the Company.

Participants in the Solicitation

The Company, its directors, executive officers and other persons related to the Company may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the matters to be considered at the Annual Meeting and the Special Meeting. Information about the directors and executive officers of the Company and their ownership of Company common stock will be set forth in each of the proxy statement for the Annual Meeting and the proxy statement for the Special Meeting. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will also be in each of the proxy statement for the Annual Meeting and the proxy statement for the Special Meeting and other relevant materials to be filed with the SEC when such materials become available.

Media Contact:

Kathi Rowzie

Vice President, Communications and Public Affairs

(937) 528-3700

kathi.rowzie@versoco.com

Investor Contact:

(937) 528-3220

investor.relations@versoco.com

Additional Investor Contacts:

Bob Marese

MacKenzie Partners, Inc.

212-929-5500

Steve Frankel / Nick Lamplough / Ed Trissel

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449